UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 2, 2024

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Mühlenstrasse 26, CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value CHF 0.57	TEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. OTHER EVENTS.

On August 2, 2024, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of TE Connectivity Ltd. (“TE Connectivity”), issued $350,000,000 aggregate principal amount of its 4.625% Senior Notes due 2030 (the “Notes”). The Notes were offered and sold by TEGSA pursuant to a registration statement on Form S-3 (Registration No. 333-276160) (the “Registration Statement”). The net proceeds from the sale of the Notes were approximately $346.0 million after deducting the underwriters’ discount but before other expenses, and will be used for general corporate purposes, which may include the repayment of outstanding debt.

The Notes are governed by an indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Twentieth Supplemental Indenture, dated as of August 2, 2024 (the “Twentieth Supplemental Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and the Trustee. The Trustee will receive customary fees in connection therewith. The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by TE Connectivity (the “Guarantee”). The Notes are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt, and senior to any subordinated indebtedness that TEGSA may incur.

The Notes were offered pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of July 30, 2024, among TEGSA, as issuer, TE Connectivity, as guarantor, and BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, in their capacity as representatives of the several underwriters (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, TEGSA agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. On July 30, 2024, TE Connectivity issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto.

The foregoing descriptions of the Indenture, the Twentieth Supplemental Indenture and Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, which was filed as Exhibit 4.1(a) to TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed on December 14, 2007, the Twentieth Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and the Underwriting Agreement, which is filed as Exhibit 1.1 hereto. The foregoing documents are incorporated by reference herein.

In connection with the offering of the Notes, TE Connectivity is filing as Exhibits 5.1, 5.2 and 5.3 hereto opinions of counsel addressing the validity of the Notes and the Guarantee and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 30, 2024, among Tyco Electronics Group S.A., TE Connectivity Ltd. and BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, in their capacity as representatives of the several underwriters

4.1	Twentieth Supplemental Indenture, dated as of August 2, 2024, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (including form of Global Note and Guarantee)

5.1	Opinion of Weil, Gotshal & Manges LLP

5.2	Opinion of Allen Overy Shearman Sterling SCS

5.3	Opinion of Bär & Karrer AG

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith)

23.2	Consent of Allen Overy Shearman Sterling SCS (included in Exhibit 5.2 filed herewith)

23.3	Consent of Bär & Karrer AG (included in Exhibit 5.3 filed herewith)

99.1	Press Release dated July 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024

TE CONNECTIVITY LTD.

By:	/s/ Harold G. Barksdale
Name: Harold G. Barksdale
Title: Vice President and Corporate Secretary

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